SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2009

HIGHWOODS PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600

Raleigh, North Carolina 27604

(Address of principal executive offices, zip code)

Registrants’ telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 27, 2009, Highwoods Properties, Inc. (the “Company”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters, relating to an offering of 6,100,000 shares of the Company’s common stock. In addition, the Company granted to the underwriters an option for 30 days to purchase up to 915,000 additional shares of common stock to cover overallotments, if any. The offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-149733). The closing of the offering, which included the full exercise of the underwriters’ over-allotment option, occurred on June 1, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

1	Underwriting Agreement
5	Opinion of DLA Piper LLP (US) re legality
8	Opinion of DLA Piper LLP (US) re tax matters
23	Consent of DLA Piper LLP (US) (included in Exhibits 5 and 8)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ JEFFREY D. MILLER
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ JEFFREY D. MILLER
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated: June 1, 2009